News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS SECOND QUARTER 2016 RESULTS

In-Service Occupancy Increases to Record Level of 96.7 percent

72 percent Pre-Leased $504 million Development Pipeline

Improved Financial and Operating Guidance Announced

(INDIANAPOLIS, July 27, 2016) – Duke Realty Corporation (NYSE: DRE), a leading industrial and medical office property REIT, today reported results for the second quarter of 2016.

Quarterly Highlights

- Diluted earnings per share was $0.31 for the quarter. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.35 for the quarter. Core Funds from Operations ("Core FFO") per diluted share was $0.30 for the quarter. Adjusted Funds from Operations ("AFFO") was $0.27 per diluted share. The company maintained its dividend at $0.18 per common share.

- Operating results:
    - Total portfolio occupancy of 95.6 percent and in-service portfolio occupancy of 96.7 percent
    - Same-property net operating income growth of 3.5 percent for the quarter ended June 30, 2016 as compared to the quarter ended June 30, 2015 and 4.5 percent for the twelve months ended June 30, 2016 as compared to the twelve months ended June 30, 2015
    - Total leasing activity of 6.9 million square feet

- Successful execution of capital transactions:
    - Issued $375 million of unsecured notes, due in June 2026, with a coupon rate of 3.25 percent. Concurrently repurchased $72 million of 5.95 percent unsecured notes, due February 2017, through a tender offer and provided notice for a July redemption for the remaining $203 million of these notes.
    - Repaid secured loans totaling $330 million with a weighted average effective interest rate of 5.8 percent.
    - Repaid the $148 million outstanding balance on the company's unsecured line of credit.
    - Issued 4.6 million common shares, through July 8, 2016, under the company's ATM program at an average price of $24.19 per share, generating $111 million of net proceeds.
    - Completed $179 million of non-strategic building and land dispositions.

Jim Connor, President and CEO said, "The second quarter included a significant volume of leasing activity, both in recently delivered speculative projects and vacant and expiring space within our existing properties. Driven by the quality of our best-in-class portfolio of industrial and medical office properties, in-service occupancy at June 30, 2016 is the highest on record in company history, while total portfolio occupancy increased for the third consecutive quarter. As reflected in our updated guidance, we believe our same property net operating income growth rate will continue to improve throughout the rest of the year due to rising rents and occupancy improvements. We also continued our progress in disposing of non-strategic properties and generating capital to fund our ongoing development activities."

Mark Denien, Executive Vice President and Chief Financial Officer, stated "We executed several capital transactions during the second quarter that further reduced leverage while better sequencing our future debt maturities. The $375 million in unsecured notes that we issued in June were at the lowest interest rate for a ten-year offering in company history while the repayment of higher-rate debt during the quarter results in lower overall borrowing costs."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. The following table reconciles diluted income per common share to diluted FFO per share, as defined by NAREIT, and to diluted Core FFO per share as measured by the company for the three months ended June 30, 2016 and 2015:

	Three Months Ended June 30			
		2016		2015
Net income per common share, diluted	$	0.31	$	1.30
Adjustments:				
Depreciation and amortization		0.23		0.22
Gains on depreciable property sales		(0.11)		(1.44)
Gain on dissolution of unconsolidated company		(0.09)		—
Company share of reconciling items from joint ventures.		0.01		(0.02)
FFO per share - diluted, as defined by NAREIT	$	0.35	$	0.06
Adjustments:				
Gain on land sales		—		(0.05)
Loss on debt extinguishment		0.01		0.23
Land impairment charges		0.02		0.01
Overhead restructuring charges		—		0.02
Promote income		(0.07)		—
Acquisition-related activity		—		—
Core FFO per share – diluted	$	0.30	$	0.28

- Net income was $0.31 per diluted share for the three months ended June 30, 2016 compared to $1.30 per diluted share for the same period in 2015. The decrease to net income per share was due to recognizing $40 million in gains on sale of depreciable properties in the three months ended June 30, 2016 compared to $507 million during the same period in 2015.

- FFO, as defined by NAREIT, was $124 million, an increase of $104 million, or $0.29 per share, from the three months ended June 30, 2015. This increase was primarily due to the impact of the $83 million in losses on debt extinguishment that were recognized during the three months ended June 30, 2015 as well as $24 million of promote income, recognized during the three months ended June 30, 2016, related to the pending dissolution of an unconsolidated joint venture.

- Core FFO was $107 million for the second quarter of 2016, an increase of $8 million, or $0.02 per share, from the second quarter of 2015. The increase in Core FFO per share is the result of development properties being placed in service and improved operational performance.

Portfolio Operating Performance

Strong overall operating performance across all product types:

- In-service occupancy in the bulk distribution portfolio at June 30, 2016 of 96.7 percent compared to 95.7 percent at March 31, 2016. The increase in in-service occupancy for the bulk distribution portfolio was largely due to the lease up of speculative developments previously placed in service.
- In-service occupancy in the medical office portfolio of 95.8 percent at June 30, 2016 compared to 95.6 percent at March 31, 2016
- Total occupancy, including properties under development, of 95.6 percent at June 30, 2016 compared to 94.7 percent at March 31, 2016
- Tenant retention of 63 percent for the quarter, with overall renewal rental rate growth of 18.6 percent. The renewal percentage for the quarter was impacted by four large expirations that were immediately backfilled with new leases. Had the backfilled leases been counted as renewals, tenant retention would have been 94.6%
- Same property net operating income growth of 3.5 percent for the quarter ended June 30, 2016 as compared to the quarter ended June 30, 2015 and 4.5 percent for the twelve months ended June 30, 2016 as compared to the twelve months ended June 30, 2015

Real Estate Investment Activity

Development

Mr. Connor further stated, "Our stringent criteria for developing speculative projects continues to contribute to our strong track record of leasing up such developments as evidenced by the 1.4 million square feet of previously unoccupied speculative space we leased during the second quarter. We started $108 million of primarily speculative industrial projects during the second quarter while maintaining our overall development pipeline at an impressive 72 percent pre-leased."

The second quarter included the following development activity:

Wholly-Owned Properties

- During the quarter, the company started $108 million of primarily speculative, wholly-owned industrial development projects totaling 1.3 million square feet. These wholly-owned development starts were comprised of three new industrial

developments and one expansion and included a 630,000 square foot speculative project in Eastern Pennsylvania and two speculative projects, totaling 601,000 square feet, in Southern California.

- Ten bulk industrial projects, which were 64 percent leased and totaled 3.4 million square feet, were placed in service. Additionally, two medical office projects, which were 100 percent pre-leased and totaled 106,000 square feet, were placed in service.

- Wholly-owned development projects under construction at June 30, 2016 consisted of 10 industrial projects totaling 4.3 million square feet and six medical office projects totaling 426,000 square feet. These projects were 67 percent pre-leased in the aggregate.

Joint Venture Properties

- One bulk industrial project, which was 100 percent leased and totaled 451,000 square feet, was placed in service during the quarter by a 50 percent-owned joint venture.

- Joint venture development projects under construction at June 30, 2016 consisted of two industrial projects totaling 1.3 million square feet, which were 90 percent pre-leased.

Building Dispositions

Building dispositions totaled $173 million in the second quarter and included the following:

Wholly-Owned Properties

- Three industrial properties in Phoenix, which were 100 percent leased and totaled 938,000 square feet

- Two non-strategic industrial properties, one in Northern California and one in Southern California, which were 93 percent leased and totaled 758,000 square feet

Joint Venture Property Distributions

- As part of the dissolution of a 20 percent owned unconsolidated joint venture, the company's $55 million share of seven properties was distributed to its partner in the joint venture and is included in the quarter's disposition results.

Also, in connection with this dissolution, the company obtained ownership of one of the joint venture's properties and recognized $24 million of promote income during the second quarter.

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.18 per share, or $0.72 per share on an annualized basis. The second quarter dividend will be payable August 31, 2016 to shareholders of record on August 16, 2016.

2016 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT and to Core FFO is included in the financial tables to this release. The company issued guidance for diluted net income per common share for 2016 at a range of $0.98 to $1.18 per share. The company revised its guidance for FFO, as defined by NAREIT, for 2016 to a range of $1.13 to $1.30 per share, compared to its previous guidance of $1.12 to $1.24 per share. The company revised its Core FFO guidance for 2016 to a range of $1.16 to $1.20 per share, compared to previous guidance of $1.15 to $1.21 per share. The company also revised its AFFO guidance for 2016 to a range of $1.04 to $1.08 per share, compared to the previous guidance of $1.02 to $1.08 per share, which increased the midpoint of the guidance by $0.01 per share. Key changes to the assumptions underlying this updated guidance are as follows:

- The estimate for in-service occupancy was revised to a range of 96.0 percent to 96.5 percent from the previous range of 95.4 percent to 96.4 percent.
- The estimate for same property NOI growth was increased to a range of 4.25 percent to 5.5 percent from the previous range of 2.75 percent to 4.25 percent.
- The estimate for development starts was increased to a range of $500 million to $650 million from the previous range of $400 million to $600 million.
- Guidance for effective leverage was revised to a range of 39 percent to 36 percent from the previous range of 42 percent to 38 percent.
- Guidance for fixed charge coverage was increased to a range of 3.6 times to 3.8 times from the previous range of 3.3 times to 3.6 times.
- Guidance for net debt to EBITDA was changed to a range of 5.7 times to 5.4 times from the previous range of 6.0 times to 5.6 times.

The Company's full 2016 Range of Estimates is presented on page 33 of the June 30, 2016 supplemental information.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles ("GAAP")); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of

interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property measure is included on page 20 of its June 30, 2016 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 138 million rentable square feet of industrial, medical office and other non core assets in 21 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 28, 2016, at 3:00 p.m. ET to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks

and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2015. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2016	2015	2016	2015
Revenues:				
Rental and related revenue	$200,520	$201,996	$402,323	$416,611
General contractor and service fee revenue	26,044	23,901	49,195	76,722
	226,564	225,897	451,518	493,333
Expenses:				
Rental expenses	25,729	30,094	55,008	66,218
Real estate taxes	29,948	27,747	59,575	58,526
General contractor and other services expenses	22,228	21,738	43,148	68,762
Depreciation and amortization	80,161	78,334	157,959	160,237
	158,066	157,913	315,690	353,743
Other operating activities:				
Equity in earnings of unconsolidated companies	3,534	15,123	25,394	21,369
Gain on dissolution of unconsolidated company	30,697	-	30,697	-
Promote income	24,087	-	24,087	-
Gain on sale of properties	39,314	107,410	54,891	130,894
Gain on land sales	707	17,012	837	22,437
Other operating expenses	(836)	(1,555)	(2,072)	(3,112)
Impairment charges	(5,651)	(5,470)	(12,056)	(5,470)
General and administrative expenses	(11,584)	(19,238)	(29,682)	(36,242)
	80,268	113,282	92,096	129,876
Operating income	148,766	181,266	227,924	269,466
Other income (expenses):				
Interest and other income, net	567	1,375	3,090	1,713
Interest expense	(37,184)	(42,976)	(74,914)	(92,567)
Loss on debt extinguishment	(2,430)	(82,653)	(2,430)	(82,653)
Acquisition-related activity	(72)	(1,305)	(75)	(1,333)
Income from continuing operations, before income taxes	109,647	55,707	153,595	94,626
Income tax benefit (expense)	157	2,288	(186)	804
Income from continuing operations	109,804	57,995	153,409	95,430
Discontinued operations:				
Income before gain on sales	127	36	364	10,195
Gain on sale of depreciable properties, net of tax	252	396,134	166	414,509
Income from discontinued operations	379	396,170	530	424,704
Net income	110,183	454,165	153,939	520,134
Net income attributable to noncontrolling interests	(1,116)	(4,785)	(1,565)	(5,510)
Net income attributable to common shareholders	$109,067	$449,380	$152,374	$514,624
Basic net income per common share:				
Continuing operations attributable to common shareholders	$0.31	$0.16	$0.44	$0.27
Discontinued operations attributable to common shareholders	0.00	1.14	0.00	1.22
Total	$0.31	$1.30	$0.44	$1.49
Diluted net income per common share:				
Continuing operations attributable to common shareholders	$0.31	$0.16	$0.44	$0.27
Discontinued operations attributable to common shareholders	0.00	1.14	0.00	1.22
Total	$0.31	$1.30	$0.44	$1.49

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	June 30, 2016	December 31, 2015
Assets		
Real estate investments:		
Land and improvements	$1,514,975	$1,391,763
Buildings and tenant improvements	5,008,656	4,740,837
Construction in progress	213,962	321,062
Investments in and advances to unconsolidated companies	289,299	268,390
Undeveloped land	307,627	383,045
	7,334,519	7,105,097
Accumulated depreciation	(1,290,102)	(1,192,425)
Net real estate investments	6,044,417	5,912,672
Real estate investments and other assets held-for-sale	3,462	45,801
Cash and cash equivalents	91,700	22,533
Accounts receivable, net	21,439	18,846
Straight-line rents receivable, net	120,096	116,781
Receivables on construction contracts, including retentions	13,437	16,459
Deferred leasing and other costs, net	345,472	346,374
Escrow deposits and other assets	225,002	416,049
	$6,865,025	$6,895,515
Liabilities and Equity		
Indebtedness:		
Secured debt, net of deferred financing costs	$389,679	$738,444
Unsecured debt, net of deferred financing costs	2,808,102	2,510,697
Unsecured line of credit	-	71,000
	3,197,781	3,320,141
Liabilities related to real estate investments held-for-sale	645	972
Construction payables and amounts due subcontractors, including retentions	46,100	54,921
Accrued real estate taxes	78,117	71,617
Accrued interest	31,837	34,447
Other accrued expenses	34,338	61,827
Other liabilities	94,391	106,283
Tenant security deposits and prepaid rents	41,607	40,506
Total liabilities	3,524,816	3,690,714
Shareholders' equity:		
Common shares	3,503	3,453
Additional paid-in-capital	5,068,217	4,961,923
Accumulated other comprehensive income	1,216	1,806
Distributions in excess of net income	(1,758,547)	(1,785,250)
Total shareholders' equity	3,314,389	3,181,932
Noncontrolling interests	25,820	22,869
Total equity	3,340,209	3,204,801
	$6,865,025	$6,895,515

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended June 30
(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$109,067**			**$449,380**		
Less: dividends on participating securities	(582)			(589)		
Net income per common share- basic	**108,485**	**347,464**	**$0.31**	**448,791**	**345,098**	**$1.30**
Add back:						
Noncontrolling interest in earnings of unitholders	1,101	3,504		4,762	3,630	
Other potentially dilutive securities	582	3,465		-	433	
Net income attributable to common shareholders- diluted	**$110,168**	**354,433**	**$0.31**	**$453,553**	**349,161**	**$1.30**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$109,067**	**347,464**		**$449,380**	**345,098**	
Adjustments:						
Depreciation and amortization	80,161			78,334		
Company share of joint venture depreciation, amortization and other	4,253			4,817		
Impairment charges - depreciable property	-			864		
Gains on depreciable property sales - wholly owned, discontinued operations	(252)			(399,354)		
Gains on depreciable property sales - wholly owned, continuing operations	(39,314)			(107,410)		
Income tax (benefit) expense triggered by depreciable property sales	(157)			932		
Gains on depreciable property sales - JV	(91)			(11,989)		
Gain on dissolution of unconsolidated company	(30,697)			-		
Noncontrolling interest share of adjustments	(139)			4,515		
NAREIT FFO attributable to common shareholders - basic	**122,831**	**347,464**	**$0.35**	**20,089**	**345,098**	**$0.06**
Noncontrolling interest in income of unitholders	1,101	3,504		4,762	3,630	
Noncontrolling interest share of adjustments	139			(4,515)		
Other potentially dilutive securities		3,465			3,297	
NAREIT FFO attributable to common shareholders - diluted	**$124,071**	**354,433**	**$0.35**	**$20,336**	**352,025**	**$0.06**
Gain on land sales	(707)			(17,012)		
Loss on debt extinguishment	2,430			82,653		
Land impairment charges	5,651			4,606		
Overhead restructuring charges	-			7,207		
Promote income	(24,087)			-		
Acquisition-related activity	72			1,305		
Core FFO attributable to common shareholders - diluted	**$107,430**	**354,433**	**$0.30**	**$99,095**	**352,025**	**$0.28**
Adjusted FFO						
Core FFO - diluted	$107,430	354,433	$0.30	$99,095	352,025	$0.28
Adjustments:						
Straight-line rental income and expense	(3,794)			(4,086)		
Amortization of above/below market rents and concessions	424			568		
Stock based compensation expense	3,108			3,539		
Noncash interest expense	1,527			1,747		
Second generation concessions	(71)			(12)		
Second generation tenant improvements	(6,585)			(4,991)		
Second generation leasing commissions	(6,071)			(4,328)		
Building improvements	(741)			(2,097)		
Adjusted FFO - diluted	**$95,227**	**354,433**	**$0.27**	**$89,435**	**352,025**	**$0.25**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Six Months Ended June 30

(Unaudited and in thousands, except per share amounts)

	2016			2015		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$152,374**			**$514,624**		
Less: dividends on participating securities	(1,171)			(1,209)		
Net income per common share- basic	**151,203**	**346,564**	**$0.44**	**513,415**	**344,849**	**$1.49**
Add back:						
Noncontrolling interest in earnings of unitholders	1,539	3,501		5,461	3,662	
Other potentially dilutive securities	569	2,162		-	434	
Net income attributable to common shareholders- diluted	**$153,311**	**352,227**	**$0.44**	**$518,876**	**348,945**	**$1.49**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$152,374**	**346,564**		**$514,624**	**344,849**	
Adjustments:						
Depreciation and amortization	157,959			163,754		
Company share of joint venture depreciation, amortization and other	7,892			9,745		
Impairment charges - depreciable property	-			864		
Gains on depreciable property sales - wholly owned, discontinued operations	(166)			(417,729)		
Gains on depreciable property sales - wholly owned, continuing operations	(54,891)			(130,894)		
Income tax expense triggered by depreciable property sales	186			2,416		
Gains on depreciable property sales-JV	(18,033)			(13,533)		
Gain on dissolution of unconsolidated company	(30,697)			-		
Noncontrolling interest share of adjustments	(623)			4,050		
NAREIT FFO attributable to common shareholders - basic	**214,001**	**346,564**	**$0.62**	**133,297**	**344,849**	**$0.39**
Noncontrolling interest in income of unitholders	1,539	3,501		5,461	3,662	
Noncontrolling interest share of adjustments	623			(4,050)		
Other potentially dilutive securities		3,434			3,329	
NAREIT FFO attributable to common shareholders - diluted	**$216,163**	**353,499**	**$0.61**	**$134,708**	**351,840**	**$0.38**
Gain on land sales	(837)			(22,437)		
Loss on debt extinguishment, including joint ventures	4,022			82,653		
Land impairment charges	12,056			4,606		
Overhead restructuring Charges	-			7,207		
Promote income	(24,087)			-		
Acquisition-related activity	75			1,333		
Core FFO attributable to common shareholders - diluted	**$207,392**	**353,499**	**$0.59**	**$208,070**	**351,840**	**$0.59**
Adjusted FFO						
Core FFO - diluted	$207,392	353,499	$0.59	$208,070	351,840	$0.59
Adjustments:						
Straight-line rental income and expense	(7,505)			(13,265)		
Amortization of above/below market rents and concessions	1,058			2,681		
Stock based compensation expense	13,486			13,604		
Noncash interest expense	2,985			3,522		
Second generation concessions	(71)			(48)		
Second generation tenant improvements	(14,602)			(11,891)		
Second generation leasing commissions	(15,869)			(11,026)		
Building improvements	(1,262)			(2,387)		
Adjusted FFO - diluted	**$185,612**	**353,499**	**$0.53**	**$189,260**	**351,840**	**$0.54**

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended	
	June 30, 2016	June 30, 2015
Income from continuing operations before income taxes	$109,647	$55,707
Share of same property NOI from unconsolidated joint ventures	5,485	5,324
Income and expense items not allocated to segments	38,932	90,468
Earnings from service operations	(3,816)	(2,163)
Properties not included and other adjustments	(32,812)	(35,818)
Same property NOI	$117,436	$113,518
Percent Change	3.5%	

	Twelve Months Ended	
	June 30, 2016	June 30, 2015
Income from continuing operations before income taxes	$244,246	$172,709
Share of same property NOI from unconsolidated joint ventures	17,351	16,587
Income and expense items not allocated to segments	344,560	427,042
Earnings from service operations	12,284	18,225
Properties not included and other adjustments	(155,484)	(191,642)
Same property NOI	$462,957	$442,921
Percent Change	4.5%	

Duke Realty Corporation and Subsidiaries
Reconciliation of 2016 FFO Guidance
(Unaudited)

	Pessimistic	Optimistic
Net income per common share, diluted	**$0.98**	**$1.18**
Depreciation and gains on sales of depreciated property	0.15	0.12
FFO per share - diluted, as defined by NAREIT	**$1.13**	**$1.30**
Gains on land sales, net of impairments	0.03	(0.03)
Promote income	(0.07)	(0.07)
Other reconciling items	0.07	0.00
Core FFO per share - diluted	**$1.16**	**$1.20**

Note - all reconciling items in the table above include the company's share of joint venture activity.